EXHIBIT 24.1

              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Kaiserman and Kari Roberts as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Credit Suisse First Boston Mortgage Acceptance Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Credit Suisse First Boston Mortgage Acceptance Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                  TITLE                        DATE

/s/ Andrew A. Kimura       Director and President       March 28, 2006
---------------------
Andrew A. Kimura


/s/ Carlos Onis            Director                     March 28, 2006
---------------------
Carlos Onis


/s/ Steven L. Kantor       Director                     March 28, 2006
---------------------
Steven L. Kantor


/s/ Thomas E. Siegler      Director                     March 28, 2006
---------------------
Thomas E. Siegler


/s/ Thomas Zingalli        Principal Accounting         March 28, 2006
---------------------      Officer and
Thomas Zingalli            Controller